Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Terry G. Roussel and Sharon C. Kaiser, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge, the Quarterly Report of Cornerstone Growth and Income  REIT, Inc. on Form 10-Q for the three -month period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of  Cornerstone Growth and Income  REIT, Inc.

/s/ TERRY G. ROUSSEL
Date: September 19, 2007	Terry G. Roussel
Chief Executive Officer (Principal Executive Officer)

/s/ SHARON C. KAISER
Date: September 19, 2007	Sharon C. Kaiser
Chief Financial Officer (Principal Financial Officer)